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                                    EXHIBIT 3

                                POWER OF ATTORNEY


Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Allscripts Healthcare Solutions, Inc. (f/k/a Allscripts, Inc.) on October 10, 2000, Accession Number 0000912057-00-044213 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2000 for Waddell & Reed, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Allscripts Healthcare Solutions, Inc. (f/k/a Allscripts, Inc.) on October 10, 2000, Accession Number 0000912057-00-044213 and incorporated herein by reference.

Power of Attorney, dated as of February 4, 2000 for Waddell & Reed Investment Management Company Financial Services, Inc. filed as Exhibit 3 to the Waddell & Reed Financial, Inc. 13G filed for Allscripts Healthcare Solutions, Inc. (f/k/a Allscripts, Inc.) on October 10, 2000, Accession Number 0000912057-00-044213 and incorporated herein by reference.